[EXHIBIT 99.1]



April 19, 2008


William J. Bosso
Nortia Capital Partners, Inc.
400 Hampton View Court
Alpharetta, GA  30004


Dear Bill,

This is notice of my resignation as a director of Nortia Capital Partners, Inc. ("Nortia") for personal reasons. I have no disagreement with Nortia on any matter related to its operations, policies or practices.

I have truly enjoyed working with Nortia and wish you all the best.

Best regards,

/s/ Jon A. Van Tuin
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Jon A. Van Tuin